SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 ---------------



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


               Date of report (Date of earliest event reported):

                          July 22, 2003 (July 16, 2003)


                                   GEXA Corp.
               (Exact Name of Registrant as Specified in Charter)


          Texas                           0-16179                76-0670175
----------------------------      ---------------------        --------------
(State or Other Jurisdiction           (Commission             (IRS Employer
      of Incorporation)                File Number)         Identification No.)


                                24 Greenway Plaza
                                   Suite 1826
                              Houston, Texas 77046
              (Address and Zip Code of Principal Executive Offices)


                                 (713) 961-9399
              (Registrant's telephone number, including area code)


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Item 5.  Other Events and Required FD Disclosure.

Loan Agreement

         On July 16, 2003, GEXA Corp. ("the Company") entered into a $3.0 million term loan agreement (the "Loan Agreement") with The Catalyst Fund, Ltd. (the "Lender"). The loan ("Loan") has a term of 56 months, maturing on April 1, 2008. The $3.0 million will be made available to the Company in two separate draws, one occurring on July 16, 2003, and the other occurring on August 15, 2003, assuming that no Event of Default (as defined below) has occurred and that the Lender has received all of the required SBA Documents from the Company. An Event of Default includes, among other things, a failure by the Company to make a payment within 5 days after the payment is due, having any material representation be materially false or misleading as of the date made, failure by the Company to comply or perform any covenants, a default on the senior debt held by TXU Corp. and/or JP Morgan Chase Bank, N.A. or the Loan and other indebtedness permitted under the Loan Agreement, institution of a voluntary bankruptcy petition or failure to obtain a dismissal of an involuntary bankruptcy proceeding, or a change in control of the Company. The Loan is secured by a lien on all of the Company's accounts, inventory, equipment, general intangibles, chattel paper, securities, instruments and documents. The proceeds of the Loan will be used to finance the Company's ongoing working capital requirements. Beginning on August 1, 2003, and on or before the first day of each calendar month thereafter through and including December 1, 2003, the Company will make five installments of accrued but unpaid interest. Beginning on January 1, 2004, and on the first day of each of the next seventeen calendar quarters thereafter, the Company will make a payment of principal in the amount of $166,666.67, plus accrued interest, with the final such installment due on April 1, 2008. Interest on the Loan is 12.5% per annum computed on a daily basis based on a 360-day year.

         The Company may prepay all or any part of the principal amount outstanding on the Loan, provided it notifies the Lender at least two days before such payment is made and provided further that any prepayment is required to be in the amount of at least $100,000. To the extent any such prepayment is made from any cash source other than operating cash flow, the Company is required to pay a prepayment fee equal to 3% of the amount prepaid during the first two years after July 16, 2003. After July 16, 2005, the Company may prepay all or part of the principal amount outstanding on the Loan, without penalty or premium of any kind, so long as such payment is at least $100,000 and includes accrued interest to the date of prepayment on the amount so prepaid.

         In addition to The Catalyst Fund, Ltd., the lead lender, Southwest/Catalyst Capital, Ltd., Catalyst/Hall Growth Capital, LP, Neil Leibman, Bobby Orr, Don Aron, David Minceberg, the Gaylor Investment Trust Partnership, and JTS Enterprises, Inc., participated in the Loan pursuant to the Non-Recourse Loan Participation and Collateral Agency Agreement (the "Participation Agreement"). Neil Leibman is an officer and director of the Company, Bobby Orr and Don Aron are both directors of the Company, and Stuart Gaylor, the general partner of the Gaylor Investment Trust Partnership, is a director of the Company. Their participation in the Loan is as follows: Neil Leibman - $100,000; Bobby Orr - $100,000; Don Aron - $200,000; and the Gaylor Investment Trust Partnership - $100,000.

         The Loan Agreement also requires the Company to pay the Lender a due diligence fee in the amount of 2% of the Loan, or $60,000. One-half of this fee was paid at closing (less $10,000 already received by the Lender), and the other half is scheduled to be paid on August 15, 2003, at the time of the second draw. Additionally, the Company paid a fee of $7,500 to Catalyst/Hall Growth Capital Management Co. LLC at closing for the preparation of the cash flow analysis. Pursuant to the Loan Agreement and other related transaction documents, in addition to the diligence fee, the Lender will receive the following: a warrant to acquire 550,000 shares of the common stock of the Company at an exercise price of $1.00 per share, subject to adjustment (the "Warrant"), and a fee of $305,556 under a consulting agreement (the "Consulting Agreement") entered into with the Company. With the exception of JTS Enterprises, Inc., each of the parties to the Participation Agreement will share in the due diligence fee, the Warrant, and the consulting fee on a pro rata basis according to the interest each has in the Loan under the Participation Agreement.

         The Loan Agreement contains affirmative covenants that require the Company, among other things, to:

o pay its obligations and maintain its business, properties, insurance coverage and books and records;

o provide the Lenders with certain information, including certifications, periodic financial statements, annual projections, reports and notices;

o obtain within 30 days after the closing officer fidelity bonding in the amount of at least $500,000 and a "key man" life insurance policy covering Neil Leibman, the Chief Executive Officer, in an amount of at least $3.0 million.

o adhere to a Board policy regarding the Company's goal to eliminate purchases from ERCOT's energy imbalance market and improve the Company's disaster recovery plan within 120 days after the Closing; and

o employ additional personnel to assist with power demand forecasting and the procurement of power related to the forecast of demand.

         The Loan Agreement also contains negative covenants that prevent the Company from:

o making or committing to make any capital expenditures that are greater than $100,000 in the aggregate per annum and that involve acquiring or entering into any contracts contemplating the acquisition of a majority of the assets and properties or ownership interest of any person or a merger with any person;

o making or committing to make any capital expenditures that are greater than $200,000 in the aggregate during any calendar year;

o    incurring additional indebtedness or creating or incurring liens;

o    merging, consolidating, liquidating, winding-up or dissolving;

o    disposing of property;

o    entering into transactions with affiliates; or

o    changing the Company's line of business.

         The Company must maintain certain financial covenants that include, among others, the following:

o minimum EBITDA and revenues for each 6-month period ending on June 30 or December 31 and each fiscal year end during the years 2003, 2004, and 2005;

o a fixed charge ratio of at least 1.75 for the quarter ending September 30, 2003, and at least 2.0 for all quarters thereafter;

o a current ratio of at least 1.0 for the quarter ended June 30, 2003, and at least 1.20 for each quarter thereafter; and

o specified ratios of funded debt to tangible net worth for certain time intervals, as set out in the Loan Agreement.

         The Loan Agreement contains additional covenants requiring that Mr. Leibman, among other things:

o abide by the terms of his employment agreement with the Company (the "Employment Agreement");

o refrain from competition with the Lender pursuant to certain conditions for 5 years; and

o    not transfer any of his stock in the Company.

         Under the terms of the Warrant, the holder of the Warrant (the "Holder") has been granted preemptive rights with respect to the Company's common stock. If the Company issues any of its common stock, rights, options or warrants to purchase common stock, or securities that may become convertible into common stock, other than certain shares identified by the Warrant, then the Holder has the right to purchase all or any part of the amount of such securities necessary to maintain its existing percentage interest in the Company (determined on a fully diluted basis assuming the exercise of any and all outstanding options or warrants and the conversion of any securities convertible into shares of the Company's common stock). The Holder has 10 business days from the date it receives written notice from the Company of its intention to sell such new securities to decide whether to purchase and how many shares to purchase, up to an amount necessary to preserve its pro rata share. If no such election is made by the Holder, the Company has 90 days to complete the proposed sale at the price and upon terms no more favorable than those specified in the Company's notice to the Holder.

         The Holder has also been granted a put option under the Warrant whereby the Holder has the option to require the Company to purchase the shares of the Company's common stock, issued or issuable upon the exercise of the Warrant or any portion thereof. The put option is exercisable at any time (i) during the period beginning on January 16, 2005, and ending on July 15, 2010, (ii) after a change of control, (iii) after the closing of a public offering of securities by the Company, (iv) after the Company files for protection under the Bankruptcy Code, or (v) after the Company materially breaches the Loan Agreement, and upon 120 days prior written notice to the Company for an exercise under (i) above and 5 days prior written notice to the Company for exercises under (ii) through (v) above (the "Put Notice"). With respect to (ii) through (v) above, the put option will apply during the period from June 16, 2003, to January 15, 2005. The purchase price under the put option will be the Current Market Price of the shares (as determined under the Warrant) as of the date the Company receives the Put Notice, or, the Holder may elect the price to be equal to the greater of (i) the Current Market Price of the shares or (ii) the appraised value of the Company divided by the number of shares subject to the put option. The method of obtaining the appraised value of the Company is set out in the Warrant. The Board of Directors may permit all, or any portion greater than 25%, of the shares of the Company's common stock required to be purchased upon exercise of the put option to be purchased directly by any of the Company's stockholders. If, however, any such purchasing stockholder fails to make any payment for the shares, the Company is required to purchase such shares. The Holder's put option terminates immediately upon the consummation of (i) a public offering of shares of the Company's common stock whereby at least $10 million of net proceeds are received by the Company, and a put offering market capitalization for the Company exists of at least $50 million for a period of 30 days (as defined in the Warrant) such that a liquid and public market exists for the trading of the Company's common stock, provided that the Holder's shares are freely tradable by virtue of a registration of the shares by the Company, (ii) a merger or consolidation where the Company is not the surviving entity, or (iii) a sale of all or substantially all of the assets of the Company. In the event that the Holder fails to exercise its preemptive rights on two separate occasions, then the Holder's preemptive rights will terminate upon the occurrence of the second such failure. Additionally, the Company may request that the Holder waive the preemptive rights in the event that the existence of the preemptive rights has a material adverse effect on the ability of the Company to consummate the sale of new securities.

         The Warrant contains anti-dilution protection for the Holder of the Warrant. Specifically, if the Company issues additional shares of common stock or other securities that are convertible into shares of the Company's common stock, and the consideration for the shares is less than $1.50 per share, the exercise price for the Warrant immediately preceding such issuance shall be reduced according to the formula specified in the Warrant.

         In connection with the issuance of the Warrant to the Lender, the Company has agreed to grant the Lender certain demand and piggyback registration rights pursuant to a Registration Rights Agreement dated as of July 16, 2003 (the "Registration Rights Agreement"). After July 16, 2005, the Holder(s) of the Warrant may request that the Company register the sale of all or part of the common stock underlying the Warrant under the Securities Act of 1933, provided that the Holder has requested the registration of at least 100,000 shares. The Holder is entitled to only one demand registration (the "Demand Registration") and must bear the expenses thereof. Upon the occurrence of a Demand Registration, the Holder has the right to select a managing underwriter or underwriters acceptable to the Company, which acceptance will not be unreasonably withheld or delayed.

         With respect to the piggyback registration rights, the Company must notify the Holder of the Warrant of any proposed filing of a registration statement under the Securities Act of 1933 at least 20 days before such filing is to be made. The Company shall use commercially reasonable best efforts to cause the Holder's securities to be included in the registration statement. If the Company's underwritten offering becomes too large (as determined by the underwriter) to accommodate the securities of the Holder, the accounts of all persons with shares to be included in the offering may be reduced pro rata.

         The Registration Rights Agreement also restricts the Company's ability to grant any other registration rights, until the earlier to occur of July 16, 2010, or the date that all of the shares of the Company's common stock underlying the Warrant have been registered under the Securities Act of 1933, provided that registration rights may be granted in connection with the investment in the Company of at least $2 million. Any such new registration rights are required to be pari passu with the registration rights granted by the Company under the Registration Rights Agreement and consistent with the terms of the Registration Rights Agreement. The Company may grant registration rights that permit any person the right to piggyback or may itself exercise the right to piggyback on any Demand Registration, subject to certain restrictions contained in the Registration Rights Agreement.

         The Holder has the right to assign its rights in the Registration Rights Agreement to any other person who is assigned at least 15,000 shares of common stock underlying the Warrant.

Employment Agreement

         On July 16, 2003, the Company entered into an employment agreement ("Employment Agreement") with Neil M. Leibman to retain his services as Chairman and Chief Executive Officer of the Company. The Employment Agreement has a term of three years with automatic one-year renewals thereafter unless earlier terminated, and provides for base salary $208,200 per year, subject to annual increases by the Compensation Committee of up to 5%. Mr. Leibman has also been granted an option to purchase 150,000 shares of stock at an exercise price of $2.00 per share, and will be considered for annual bonuses based on his performance.

         If Mr. Leibman is terminated by the Company "for cause," he will not be entitled to any severance or other termination benefits except for any unpaid salary accrued through the date of his termination "for cause." If the Company decides to terminate the Employment Agreement "without cause," including a decision by the Company not to renew Mr. Leibman's employment for any successive one year term, or if Mr. Leibman decides to terminate his employment with the Company "for good reason," Mr. Leibman shall be entitled to a severance payment equal to (1) two times Mr. Leibman's highest annual salary during the last two years of employment; provided that if the date of termination occurs after the first anniversary of the Employment Agreement, only one times said highest annual salary will be payable, and (2) a pro rata portion (based on the portion of the calendar year that Mr. Leibman served hereunder prior to such termination) of the annual bonus which would have been paid to Mr. Leibman for the full year during which such termination occurred. Additionally, Mr. Leibman will be entitled to other benefits, including immediate vesting of any of Mr. Leibman's options to purchase securities of the Company and the extension of Leibman's right to exercise such options and continued coverage, at the Company's cost and at Mr. Leibman's election, under the Company's group health plan. In the event of a change in control, if Mr. Leibman is terminated "without cause" or if Mr. Leibman terminates his employment for "good reason" within the 12-month period immediately following such a change in control, the Company will pay to Mr. Leibman a lump sum amount equal to one-half of Mr. Leibman's highest annual salary paid during the last two years. Mr. Leibman would also be entitled to receive the other benefits, as outlined above. Mr. Leibman may elect to voluntarily terminate the Employment Agreement and his employment with the Company upon 90 days written notice. If Mr. Leibman so elects, he will only be entitled to unpaid salary and benefits accrued through the date of termination. Mr. Leibman is also subject to a "no solicitation" provision for 12 months following the termination of his employment for any reason.

Modification of JTS Note and Grant of JTS Warrant

         On July 16, 2003, the Company granted a Warrant to JTS Enterprises, Inc. (the "JTS Warrant") to subscribe for and purchase 81,000 fully paid and non-assessable shares of the Company's common stock, at an exercise price per share equal to $1.00. The JTS Warrant may be exercised for all or any lesser portion of the 81,000 shares between July 16, 2003, and July 16, 2008. The JTS Warrant was issued to JTS Enterprises, Inc. ("JTS"), as consideration for the modification of a promissory note previously granted to JTS by the Company. In connection with the Loan Agreement, JTS agreed to assign its promissory note to the Lender, to terminate a security interest it held in certain of the Company's assets, and to participate in the Loan through the Participation Agreement. The Company issued a Replacement Revolving Promissory Note (the "Replacement Note") in the original principal amount of $650,000. Interest accrues on the Replacement Note at a rate per annum equal to the lesser of: (i) 12.5% or (ii) the maximum non-usurious rate of interest permitted to be charged to the Company by law (state or federal, as applicable) and further limited by the provisions of the Replacement Note, which provisions control the calculation of interest to be charged on the indebtedness evidenced by the Replacement Note. Interest only is due and payable monthly beginning August 1, 2003, and the first day of each month thereafter through and including December 1, 2003. Beginning January 1, 2004, the Replacement Note will be paid in 18 installments of principal in the amount of $36,111.09 each, plus accrued interest, on the first day of each month through and including April 1, 2008.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired.

                  None

(b) Pro Forma Financial Information.

                  None

(c) Exhibits.

    99.1 Loan Agreement dated July 16, 2003, between GEXA Corp. and The Catalyst Fund, Ltd.

    99.2 Promissory Note dated July 16, 2003, in favor of The Catalyst Fund, Ltd., in the original principal amount of $1,500,000.00

    99.3 The Catalyst Fund, Ltd. Warrant for the Purchase of Shares of Common Stock

    99.4 Registration Rights Agreement dated July 16, 2003, between The Catalyst Fund, Ltd., and GEXA Corp.

    99.5 Employment Agreement dated July 16, 2003, between Neil M. Leibman and GEXA Corp.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             GEXA Corp.

Date: July 22, 2003                          By:   /s/ Neil M. Leibman
     ----------------------                        --------------------------
                                                   Neil M. Leibman
                                                   Chief Executive Officer